LEGG MASON PERMAL GLOBAL ACTIVE STRATEGIES FUND

Sub-Item 77Q

Registrant incorporates by reference Registrant's
Registration statement for closed-end investment companies (amend) dated June 02, 2008 filed on June 02, 2008.
(Accession No. 0001104659-08-037029)
Exhibit No. EX-99.(G)(1)
Exhibit No. EX-99.(G)(2)
Exhibit No. EX-99.(H)(1)
Exhibit No. EX-99.(H)(2)